EXHIBIT 99.1
Martin Midstream Partners Announces Closing of Offering of Common Units and Full
Exercise of Over-Allotment Option by Underwriters
     KILGORE, Texas, January 17, 2006 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (NASDAQ: MMLP) announced today the completion of its previously announced public offering of 3,000,000 common units as well as the exercise by the underwriters of the full over-allotment option granted to them to purchase an additional 450,000 common units, at the purchase price of $29.12 per unit, before underwriting discounts and offering expenses of $1.46 per unit. After giving effect to the issuance and sale of all 3,450,000 common units in connection with the offering, MMLP generated net proceeds of approximately $95.4 million, which will be utilized by MMLP to repay indebtedness incurred in connection with recent acquisitions and to fund expansion and growth capital expenditures.
     Citigroup Global Markets Inc. acted as the sole book-running manager for the Offering. Raymond James & Associates, Inc., RBC Capital Markets Corporation and A.G. Edwards & Sons, Inc. served as co-lead managers, and KeyBanc Capital Markets served as a co-manager for the Offering.
     The Units sold in the Offering were registered under the Securities Act of 1933 pursuant to the Partnership’s Registration Statement on Form S-3 (File No. 333-117023), which was declared effective by the Securities and Exchange Commission on July 19, 2004. A prospectus supplement relating to the offering has been filed with the SEC, and is available along with the base prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at http://www.sec.gov/. Printed copies of the prospectus supplement and base prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220.
     This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and LPG distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.

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Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
     Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP’s general partner, Martin Midstream GP LLC, at (903) 983-6200.

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